UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 9, 2010

OCCIDENTAL PETROLEUM CORPORATION

(Exact Name of Registrant
as Specified in Its Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of Principal Executive Offices)	(ZIP Code)

(310) 208-8800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 9, 2010, the Board of Directors of Occidental Petroleum Corporation (“Occidental” or the “Company”) increased the size of its Board from 14 to 15 directors in order to elect Ms. Margaret M. Foran, 56, Chief Governance Officer, Vice President and Corporate Secretary of Prudential Financial, Inc. to the Board.  Prior to joining Prudential in 2009, she was Executive Vice President, General Counsel and Corporate Secretary at Sara Lee Corporation; Senior Vice President from 2008-2009, and Associate General Counsel and Corporate Secretary at Pfizer Inc. from 1997 until 2008.

The Board has determined that Ms. Foran is independent under the New York Stock Exchange listing standards and Occidental’s Director Independence Standards. There is no arrangement or understanding between Ms. Foran and any other persons pursuant to which Ms. Foran was selected as a director, and there are no related party transactions involving Ms. Foran that are reportable under Item 404(a) of Regulation S-K. Pursuant to the Company’s compensation program for non-executive directors, Ms. Foran received a pro rata grant of 2,500 shares of restricted stock to reflect this abbreviated term and will receive the same annual retainer and meeting fees paid to the other non-employee directors. At this time, Ms. Foran has not been appointed to any Board Committees.

A copy of the press release of Occidental with respect to Ms. Foran’s election to the Board is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated December 9, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION

Date:	December 13, 2010	By:	/s/ Roy Pineci
			Name:	Roy Pineci
			Title:	Vice President, Controller and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 9, 2010.